SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                    MUNIHOLDINGS FLORIDA INSURED FUND III
                    -------------------------------------

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            Massachussetts                             Applied For
   ------------------------------          ---------------------------------
       (STATE OF INCORPORATION OR          (IRS EMPLOYER IDENTIFICATION NO.)
             ORGANIZATION)


  MuniHoldings Florida Insured Fund III   ----------------------------------
  800 Scudders Mill Road                                 08536
  Plainsboro, New Jersey                                 ------
  -------------------------------                      (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE
  OFFICES)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS TO BE               NAME OF EACH EXCHANGE ON WHICH
  SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
  -------------------------               ------------------------------


  Shares of Common Stock,                 New York Stock Exchange
  par value $.10 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Shares" in the Registrant's prospectus dated September 28, 1998, forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-56721) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 28, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Shares.*

          (2) Portions of the Declaration of Trust and the By-Laws of the Registrant defining the rights of holders of Common Shares**

     (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Declaration of Trust of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for Common Stock.
          (6)  Not applicable.





















---------------------
*    Incorporated by reference to Exhibit (d)(2) to the Registration
     Statement.

**   Incorporated by reference to Exhibit (d)(1) to the  Registration
     Statement.

     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              MUNIHOLDINGS FLORIDA INSURED FUND III
                             (Registrant)



                             By:   /s/ Patrick D. Sweeney
                                --------------------------------------
                             Patrick D. Sweeney
                             Secretary





September 29, 1998